Exhibit 99.1

FOR IMMEDIATE RELEASE
January 26, 2017

Columbia Banking System Announces Record
Fourth Quarter and Full Year 2016 Results

Highlights

•	Announced merger agreement with Pacific Continental Corporation

•	Record fourth quarter net income of $30.7 million; diluted earnings per share of $0.53

•	Record full year 2016 net income of $104.9 million; diluted earnings per share of $1.81

•	New loan production for the quarter of $294.1 million and record full year loan production of $1.26 billion

•	Deposits increased $620.6 million or 8% and loans increased $398.4 million or 7% from year end 2015

•	Nonperforming assets to period end assets ratio remains near record lows at 0.35%

•	Warm Hearts Winter Drive raised over $200,000 and 8,000 warm winter items to benefit homeless shelters across the Northwest

TACOMA, Washington, January 26, 2017 -- Melanie Dressel, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s fourth quarter and full year 2016 earnings, “We are very pleased with our results for the fourth quarter, which continued to build upon our second and third quarter performance. Record loan production during the year, good credit quality metrics, and a continued focus on improved operating leverage helped us achieve record fourth quarter net income.” Ms. Dressel continued, “I was also inspired by the shared commitment of our team, customers and business partners for helping to care for those who are truly in need. It’s a privilege to give back to each of the communities we serve through our annual Warm Hearts Winter Drive.”

Balance Sheet
Total assets at December 31, 2016 were $9.51 billion, a decrease of $77.1 million from September 30, 2016. Loans declined $46.3 million during the quarter as payments and a seasonal decline in line utilization offset strong loan originations of $294.1 million. Loan production was diversified across the portfolio sectors, with growth primarily centered in commercial business loans. Securities available for sale were $2.28 billion at December 31, 2016, a decrease of $81.5 million, or 3% from $2.36 billion at September 30, 2016. Total deposits at December 31, 2016 were $8.06 billion, relatively unchanged from September 30, 2016. Core deposits comprised 96% of total deposits and were $7.75 billion at December 31, 2016, a decrease of $59.5 million from September 30, 2016. The average cost of total deposits for the quarter was 0.04%, unchanged from the third quarter of 2016.
Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2016 was $85.7 million, an increase of $165 thousand and $3.9 million from the linked and prior year periods, respectively. The linked quarter increase was principally from taxable securities income, whose yields benefited from a market-driven reduction in premium amortization. The increase from the prior year period was due to higher loan and securities volumes as well as the previously noted reduction in securities premium amortization. Incremental accretion income from purchased loans in the current period was $1.7 million lower than the prior year period. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $22.3 million for the fourth quarter of 2016, a decrease of $836 thousand compared to $23.2 million for the third quarter of 2016. The linked quarter decrease was due to lower card and merchant processing revenue as well as investment securities gains, partially offset by higher other noninterest income. Noninterest income was favorably impacted by a $391 thousand adjustment to our estimated mortgage repurchase liability which was recognized with our acquisition of West Coast Bank. Compared to the fourth quarter of 2015, noninterest income decreased by $2.4 million due to the $3.1 million adjustment recorded in the prior year period related to the previously noted mortgage repurchase liability. This decrease was partially offset by lower expenses from the FDIC loss-sharing asset. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format below.

The change in the FDIC loss-sharing asset has been a significant component of noninterest income but, as our larger loss-sharing agreements have expired, the significance continues to diminish. The following table reflects the income statement components of the change in the FDIC loss-sharing asset:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(in thousands)
Adjustments reflected in income
Amortization, net	$(299)	$(315)	$(1,098)	(2,829)	(6,184)
Loan impairment (recapture)	(92)	266	855	301	2,268
Sales of other real estate owned	77	(49)	(484)	148	(1,237)
Valuation adjustments on other real estate owned	—	—	10	(22)	1,158
Other	(74)	(6)	(314)	(183)	(15)
Change in FDIC loss-sharing asset	$(388)	$(104)	$(1,031)	$(2,585)	$(4,010)
Noninterest Expense
Total noninterest expense for the fourth quarter of 2016 was $65.0 million, a decrease of $2.3 million from $67.3 million for the third quarter of 2016. The decrease was due to lower advertising and occupancy costs in the current quarter. During the prior quarter we incurred increased advertising costs from production and broadcast of refreshed television commercials as well as occupancy costs associated with the consolidation of a branch location.
Compared to the fourth quarter of 2015, noninterest expense decreased $1.9 million, or 3%, from $66.9 million. After removing the effect of $291 thousand in acquisition-related expenses from the current quarter and $1.9 million from the prior year period, noninterest expense was relatively unchanged from the fourth quarter of 2015. Compensation expense was higher in the current quarter due to recognizing additional incentive expense relative to the record loan production, deposit growth and financial performance. However, the increased compensation costs were substantially offset by decreases in several noninterest expense line items, the largest being occupancy.

Net Interest Margin (“NIM”)
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2016 was 4.11%, a decrease of 2 basis points from the linked quarter and a decline of 14 basis points from the prior year period. The decrease from the linked quarter was due to higher volume of interest-earning deposits with banks as well as lower incremental accretion income from acquired loans. The decrease from the prior year period was due to both lower incremental accretion income from acquired loans and lower yielding originated loans. Incremental accretion income was $4.3 million in the current period compared to $6.0 million in the prior year quarter.
Columbia’s operating net interest margin (tax equivalent)(1) was 3.99% for the fourth quarter of 2016, a decline of 4 and 10 basis points from the linked and prior year periods, respectively. Higher volumes of deposits with banks contributed to the decrease from both the linked and prior year periods. Lower yielding originated loans also contributed to the decrease from the prior year period.
Clint Stein, Columbia’s Executive Vice President and Chief Financial Officer, commented, “We held higher than normal balances of overnight funds throughout the quarter to maintain balance sheet flexibility through year end.” Mr. Stein continued, “The impact of the additional overnight funds was a reduction in our net interest margin of three basis points.”

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2016	2016	2016	2016	2015	2016	2015
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$1,199	$1,816	$1,300	$1,657	$2,200	$5,972	$9,096
Other FDIC acquired loans (2)	—	—	—	—	68	—	234
Other acquired loans	3,087	2,749	3,074	3,073	3,746	11,983	17,862
Incremental accretion income	$4,286	$4,565	$4,374	$4,730	$6,014	$17,955	$27,192

Net interest margin (tax equivalent)	4.11%	4.13%	4.10%	4.13%	4.25%	4.12%	4.35%
Operating net interest margin (tax equivalent) (1)	3.99%	4.03%	4.00%	4.03%	4.09%	4.01%	4.15%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last pages of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.

Asset Quality
At December 31, 2016, nonperforming assets to total assets were 0.35% compared to 0.32% at September 30, 2016 and 0.39% at December 31, 2015. Total nonperforming assets increased $3.4 million from the linked quarter due to a $6.4 million increase in nonaccrual loans, partially offset by a decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands)
Nonaccrual loans:
Commercial business	$11,555	$9,502	$9,437
Real estate:
One-to-four family residential	568	579	820
Commercial and multifamily residential	11,187	7,052	9,513
Total real estate	11,755	7,631	10,333
Real estate construction:
One-to-four family residential	563	461	928
Total real estate construction	563	461	928
Consumer	3,883	3,772	766
Total nonaccrual loans	27,756	21,366	21,464
Other real estate owned and other personal property owned	5,998	8,994	13,738
Total nonperforming assets	$33,754	$30,360	$35,202

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(in thousands)
Beginning balance	$70,264	$69,304	$69,049	$68,172	$69,569
Charge-offs:
Commercial business	(1,195)	(2,159)	(2,184)	(10,068)	(8,266)
One-to-four family residential real estate	—	—	(79)	(35)	(376)
Commercial and multifamily residential real estate	(63)	—	(264)	(89)	(505)
One-to-four family residential real estate construction	(88)	—	—	(88)	—
Consumer	(255)	(383)	(545)	(1,238)	(2,066)
Purchased credit impaired	(2,118)	(2,062)	(3,680)	(9,944)	(13,854)
Total charge-offs	(3,719)	(4,604)	(6,752)	(21,462)	(25,067)
Recoveries:
Commercial business	377	854	886	2,646	2,336
One-to-four family residential real estate	29	81	19	171	307
Commercial and multifamily residential real estate	1,182	20	277	1,401	3,975
One-to-four family residential real estate construction	11	21	52	291	193
Commercial and multifamily residential real estate construction	—	107	1	109	8
Consumer	168	399	224	933	931
Purchased credit impaired	1,713	2,216	2,067	7,004	7,329
Total recoveries	3,480	3,698	3,526	12,555	15,079
Net charge-offs	(239)	(906)	(3,226)	(8,907)	(9,988)
Provision for loan and lease losses	18	1,866	2,349	10,778	8,591
Ending balance	$70,043	$70,264	$68,172	$70,043	$68,172
The allowance for loan losses to period end loans was 1.13% at December 31, 2016 compared to 1.12% at September 30, 2016 and 1.17% at December 31, 2015. For the fourth quarter of 2016, Columbia recorded a net provision for loan and lease losses of $18 thousand compared to a net provision of $1.9 million for the linked quarter and $2.3 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $600 thousand of provision for loan losses for loans, excluding PCI loans, substantially offset by a provision recovery of $582 thousand for PCI loans.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “Our credit quality metrics continue to compare favorably to our peers. Our nonperforming assets to total assets of thirty five basis points remains below the fifty basis points we have long considered as a sustainable level for this point in the current economic cycle.”

Impact of FDIC Acquired Loan Accounting
The following table illustrates the impact to earnings associated with Columbia’s FDIC acquired loan portfolios:

FDIC Acquired Loan Accounting
	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(in thousands)
Incremental accretion income on FDIC purchased credit impaired loans	$1,199	$1,816	$2,200	$5,972	$9,096
Incremental accretion income on other FDIC acquired loans (1)	—	—	68	—	234
Recapture (provision) for losses on FDIC purchased credit impaired loans	582	433	(1,349)	271	(3,915)
Change in FDIC loss-sharing asset	(388)	(104)	(1,031)	(2,585)	(4,010)
FDIC clawback liability recovery (expense)	28	(29)	(812)	(280)	(979)
Pre-tax earnings impact	$1,421	$2,116	$(924)	$3,378	$426
_________
(1) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.
The incremental accretion income on FDIC purchased credit impaired loans represents the amount of income recorded above the contractual rate stated in the individual loan notes. At December 31, 2016, the accretable yield on purchased credit impaired loans was $45.2 million. Accretable yield is subject to change based upon expected future loan cash flows, which are remeasured by Columbia on a quarterly basis.
The $388 thousand change in the FDIC loss-sharing asset in the current quarter reduced noninterest income and consisted primarily of $299 thousand in amortization expense. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format in the section titled “Noninterest Income” in the prior pages.

Organizational Update
Ms. Dressel commented, “Earlier this month we announced the signing of a definitive agreement to purchase Pacific Continental Corporation. We are looking forward to this well respected Northwest franchise joining the Columbia team.” Ms. Dressel continued, “Aside from both of our companies being commercially oriented community banks, we share a common passion for serving our customers and broader communities while creating an exceptional working environment for our employees.”
Conference Call Information
Columbia’s management will discuss the fourth quarter and full-year 2016 results on a conference call scheduled for Thursday, January 26, 2017 at 1:00 p.m. Pacific Standard Time (4:00 p.m. Eastern Standard Time). Interested parties may listen to this discussion by calling 1-866-378-3802; Conference ID code #22782095.
A conference call replay will be available from approximately 4:00 p.m. PST on January 26, 2017 through midnight PST on February 2, 2017. The conference call replay can be accessed by dialing 1-855-859-2056 and entering Conference ID code #22782095.
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 20 on the 2016 Forbes list of best banks in the country for the fifth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged; and (7) the proposed merger with Pacific Continental Corporation (“Pacific Continental”) may not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, which may have an effect on the trading prices of Columbia’s stock. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Additional Information
In connection with the Agreement and Plan of Merger, dated as of January 9, 2017, by and between Columbia Banking System, Inc. and Pacific Continental, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders of Columbia and Pacific Continental are also urged to carefully review and consider each of Columbia’s and Pacific Continental’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.  A definitive Joint Proxy Statement/Prospectus will be sent to the shareholders of each institution seeking any required shareholder approvals. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. PACIFIC CONTINENTAL AND COLUMBIA SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION.

Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia, Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene Oregon 97440-2727.

Participants in Solicitation
Columbia and Pacific Continental and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Continental or Columbia in connection with the transaction. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 16, 2016. Information about the directors and executive officers of Pacific Continental and their ownership of Pacific Continental common stock is set forth in the proxy statement for Pacific Continental’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation may be obtained by reading the Joint Proxy Statement/Prospectus regarding the transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contacts:	Melanie J. Dressel,
President and
Chief Executive Officer

Clint E. Stein
Executive Vice President
and Chief Financial Officer

Investor Relations
(253) 305-1965

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended						Twelve Months Ended
Unaudited	December 31,		September 30,		December 31,		December 31,	December 31,
	2016		2016		2015		2016	2015
Earnings	(dollars in thousands except per share amounts)
Net interest income	$85,737		$85,572		$81,819		$333,619	$324,887
Provision for loan and lease losses	$18		$1,866		$2,349		$10,778	$8,591
Noninterest income	$22,330		$23,166		$24,745		$88,082	$91,473
Noninterest expense	$65,014		$67,264		$66,877		$261,142	$266,149
Acquisition-related expense (included in noninterest expense)	$291		$—		$1,872		$2,727	$10,917
Net income	$30,718		$27,484		$26,740		$104,866	$98,827
Per Common Share
Earnings (basic)	$0.53		$0.47		$0.46		$1.81	$1.71
Earnings (diluted)	$0.53		$0.47		$0.46		$1.81	$1.71
Book value	$21.52		$21.96		$21.48		$21.52	$21.48
Averages
Total assets	$9,568,214		$9,493,451		$8,905,743		$9,311,621	$8,655,243
Interest-earning assets	$8,612,498		$8,544,876		$7,937,308		$8,363,309	$7,685,734
Loans	$6,200,506		$6,179,163		$5,762,048		$6,052,389	$5,609,261
Securities, including Federal Home Loan Bank stock	$2,314,521		$2,351,093		$2,136,703		$2,269,121	$2,031,859
Deposits	$8,105,522		$7,918,532		$7,440,628		$7,774,309	$7,146,828
Interest-bearing deposits	$4,151,695		$4,118,787		$3,933,001		$4,070,401	$3,937,881
Interest-bearing liabilities	$4,222,820		$4,295,485		$4,031,214		$4,227,096	$4,097,483
Noninterest-bearing deposits	$3,953,827		$3,799,745		$3,507,627		$3,703,908	$3,208,947
Shareholders' equity	$1,274,388		$1,278,588		$1,259,117		$1,269,801	$1,246,952
Financial Ratios
Return on average assets	1.29%		1.16%		1.20%		1.13%	1.14%
Return on average common equity	9.68%		8.60%		8.50%		8.27%	7.93%
Average equity to average assets	13.32%		13.47%		14.14%		13.64%	14.41%
Net interest margin (tax equivalent)	4.11%		4.13%		4.25%		4.12%	4.35%
Efficiency ratio (tax equivalent) (1)	58.35%		60.02%		60.99%		60.04%	62.12%
Operating efficiency ratio (tax equivalent) (2)	58.10%		60.47%		60.53%		59.21%	60.78%

	December 31,		September 30,		December 31,
Period end	2016		2016		2015
Total assets	$9,509,607		$9,586,754		8,951,697
Loans, net of unearned income	$6,213,423		$6,259,757		5,815,027
Allowance for loan and lease losses	$70,043		$70,264		68,172
Securities, including Federal Home Loan Bank stock	$2,288,817		$2,372,724		2,170,416
Deposits	$8,059,415		$8,057,816		7,438,829
Core deposits	$7,749,568		$7,809,064		7,238,713
Shareholders' equity	$1,251,012		$1,276,735		1,242,128
Nonperforming assets
Nonaccrual loans	$27,756		$21,366		21,464
Other real estate owned ("OREO") and other personal property owned ("OPPO")	5,998		8,994		13,738
Total nonperforming assets	$33,754		$30,360		$35,202
Nonperforming loans to period-end loans	0.45%		0.34%		0.37%
Nonperforming assets to period-end assets	0.35%		0.32%		0.39%
Allowance for loan and lease losses to period-end loans	1.13%		1.12%		1.17%
Net loan charge-offs	$239	(3)	$906	(4)	$3,226	(5)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last page of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended December 31, 2016.
(4) For the three months ended September 30, 2016.
(5) For the three months ended December 31, 2015.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(dollars in thousands except per share)
Earnings
Net interest income	$85,737	$85,572	$82,140	$80,170	$81,819
Provision for loan and lease losses	$18	$1,866	$3,640	$5,254	$2,349
Noninterest income	$22,330	$23,166	$21,940	$20,646	$24,745
Noninterest expense	$65,014	$67,264	$63,790	$65,074	$66,877
Acquisition-related expense (included in noninterest expense)	$291	$—	$—	$2,436	$1,872
Net income	$30,718	$27,484	$25,405	$21,259	$26,740
Per Common Share
Earnings (basic)	$0.53	$0.47	$0.44	$0.37	$0.46
Earnings (diluted)	$0.53	$0.47	$0.44	$0.37	$0.46
Book value	$21.52	$21.96	$21.93	$21.70	$21.48
Averages
Total assets	$9,568,214	$9,493,451	$9,230,791	$8,949,212	$8,905,743
Interest-earning assets	$8,612,498	$8,544,876	$8,285,183	$8,005,945	$7,937,308
Loans	$6,200,506	$6,179,163	$5,999,428	$5,827,440	$5,762,048
Securities, including Federal Home Loan Bank stock	$2,314,521	$2,351,093	$2,262,012	$2,147,457	$2,136,703
Deposits	$8,105,522	$7,918,532	$7,622,266	$7,445,693	$7,440,628
Interest-bearing deposits	$4,151,695	$4,118,787	$4,026,384	$3,983,314	$3,933,001
Interest-bearing liabilities	$4,222,820	$4,295,485	$4,264,792	$4,124,582	$4,031,214
Noninterest-bearing deposits	$3,953,827	$3,799,745	$3,595,882	$3,462,379	$3,507,627
Shareholders' equity	$1,274,388	$1,278,588	$1,267,670	$1,258,411	$1,259,117
Financial Ratios
Return on average assets	1.29%	1.16%	1.10%	0.95%	1.20%
Return on average common equity	9.68%	8.60%	8.02%	6.76%	8.50%
Average equity to average assets	13.32%	13.47%	13.73%	14.06%	14.14%
Net interest margin (tax equivalent)	4.11%	4.13%	4.10%	4.13%	4.25%
Period end
Total assets	$9,509,607	$9,586,754	$9,353,651	$9,035,932	$8,951,697
Loans, net of unearned income	$6,213,423	$6,259,757	$6,107,143	$5,877,283	$5,815,027
Allowance for loan and lease losses	$70,043	$70,264	$69,304	$69,264	$68,172
Securities, including Federal Home Loan Bank stock	$2,288,817	$2,372,724	$2,297,713	$2,196,407	$2,170,416
Deposits	$8,059,415	$8,057,816	$7,673,213	$7,596,949	$7,438,829
Core deposits	$7,749,568	$7,809,064	$7,447,963	$7,384,622	$7,238,713
Shareholders' equity	$1,251,012	$1,276,735	$1,274,479	$1,260,788	$1,242,128
Nonperforming, assets
Nonaccrual loans	$27,756	$21,366	$22,915	$36,891	$21,464
OREO and OPPO	5,998	8,994	10,613	12,427	13,738
Total nonperforming assets	$33,754	$30,360	$33,528	$49,318	$35,202
Nonperforming loans to period-end loans	0.45%	0.34%	0.38%	0.63%	0.37%
Nonperforming assets to period-end assets	0.35%	0.32%	0.36%	0.55%	0.39%
Allowance for loan and lease losses to period-end loans	1.13%	1.12%	1.13%	1.18%	1.17%
Net loan charge-offs	$239	$906	$3,600	$4,162	$3,226

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,551,054	$2,630,017	$2,518,682	$2,401,193	$2,362,575
Real estate:
One-to-four family residential	170,331	168,511	172,957	175,050	176,295
Commercial and multifamily residential	2,719,830	2,686,783	2,651,476	2,520,352	2,491,736
Total real estate	2,890,161	2,855,294	2,824,433	2,695,402	2,668,031
Real estate construction:
One-to-four family residential	121,887	130,163	129,195	133,447	135,874
Commercial and multifamily residential	209,118	202,014	185,315	183,548	167,413
Total real estate construction	331,005	332,177	314,510	316,995	303,287
Consumer	329,261	325,741	325,632	329,902	342,601
Purchased credit impaired	145,660	152,764	161,107	173,201	180,906
Subtotal loans	6,247,141	6,295,993	6,144,364	5,916,693	5,857,400
Less: Net unearned income	(33,718)	(36,236)	(37,221)	(39,410)	(42,373)
Loans, net of unearned income	6,213,423	6,259,757	6,107,143	5,877,283	5,815,027
Less: Allowance for loan and lease losses	(70,043)	(70,264)	(69,304)	(69,264)	(68,172)
Total loans, net	6,143,380	6,189,493	6,037,839	5,808,019	5,746,855
Loans held for sale	$5,846	$3,361	$7,649	$3,681	$4,509

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2016	2016	2016	2016	2015
Commercial business	41.1%	42.0%	41.2%	40.9%	40.6%
Real estate:
One-to-four family residential	2.7%	2.7%	2.8%	3.0%	3.0%
Commercial and multifamily residential	43.7%	43.0%	43.6%	42.9%	42.9%
Total real estate	46.4%	45.7%	46.4%	45.9%	45.9%
Real estate construction:
One-to-four family residential	2.0%	2.1%	2.1%	2.3%	2.3%
Commercial and multifamily residential	3.4%	3.2%	3.0%	3.1%	2.9%
Total real estate construction	5.4%	5.3%	5.1%	5.4%	5.2%
Consumer	5.3%	5.2%	5.3%	5.6%	5.9%
Purchased credit impaired	2.3%	2.4%	2.6%	2.9%	3.1%
Subtotal loans	100.5%	100.6%	100.6%	100.7%	100.7%
Less: Net unearned income	(0.5)%	(0.6)%	(0.6)%	(0.7)%	(0.7)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,944,495	$3,942,434	$3,652,951	$3,553,468	$3,507,358
Interest bearing demand	985,293	963,242	957,548	958,469	925,909
Money market	1,791,283	1,873,376	1,818,337	1,838,364	1,788,552
Savings	723,667	714,047	692,694	695,588	657,016
Certificates of deposit, less than $250,000	304,830	315,965	326,433	338,733	359,878
Total core deposits	7,749,568	7,809,064	7,447,963	7,384,622	7,238,713

Certificates of deposit, $250,000 or more	79,424	79,590	72,812	70,571	72,126
Certificates of deposit insured by CDARS®	22,039	16,951	22,755	24,752	26,901
Brokered money market accounts	208,348	152,151	129,590	116,878	100,854
Subtotal	8,059,379	8,057,756	7,673,120	7,596,823	7,438,594
Premium resulting from acquisition date fair value adjustment	36	60	93	126	235
Total deposits	$8,059,415	$8,057,816	$7,673,213	$7,596,949	$7,438,829

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2016	2016	2016	2016	2015
Core deposits:
Demand and other non-interest bearing	48.9%	48.9%	47.6%	46.8%	47.2%
Interest bearing demand	12.2%	12.0%	12.5%	12.6%	12.4%
Money market	22.2%	23.2%	23.7%	24.2%	24.0%
Savings	9.0%	8.9%	9.0%	9.2%	8.8%
Certificates of deposit, less than $250,000	3.8%	3.9%	4.3%	4.5%	4.8%
Total core deposits	96.1%	96.9%	97.1%	97.3%	97.2%

Certificates of deposit, $250,000 or more	1.0%	1.0%	0.9%	0.9%	1.0%
Certificates of deposit insured by CDARS®	0.3%	0.2%	0.3%	0.3%	0.4%
Brokered money market accounts	2.6%	1.9%	1.7%	1.5%	1.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015 (1)	2016	2015 (1)
	(in thousands except per share)
Interest Income
Loans	$74,542	$74,956	$71,358	$291,465	$286,166
Taxable securities	9,333	8,988	8,516	35,167	30,774
Tax-exempt securities	2,724	2,799	2,870	11,121	11,842
Deposits in banks	135	15	25	216	109
Total interest income	86,734	86,758	82,769	337,969	328,891
Interest Expense
Deposits	782	823	733	3,134	2,977
Federal Home Loan Bank advances	77	229	83	671	474
Other borrowings	138	134	134	545	553
Total interest expense	997	1,186	950	4,350	4,004
Net Interest Income	85,737	85,572	81,819	333,619	324,887
Provision for loan and lease losses	18	1,866	2,349	10,778	8,591
Net interest income after provision for loan and lease losses	85,719	83,706	79,470	322,841	316,296
Noninterest Income
Deposit account and treasury management fees (1)	7,196	7,222	7,010	28,500	28,451
Card revenue (1)	5,803	6,114	5,776	23,620	22,690
Financial services and trust revenue (1)	2,919	2,746	2,939	11,266	12,596
Loan revenue (1)	2,954	2,949	2,807	10,967	10,932
Merchant processing revenue	2,006	2,352	2,173	8,732	8,975
Bank owned life insurance	1,087	1,073	1,071	4,546	4,441
Investment securities gains, net	7	572	281	1,181	1,581
Change in FDIC loss-sharing asset	(388)	(104)	(1,031)	(2,585)	(4,010)
Other (1)	746	242	3,719	1,855	5,817
Total noninterest income	22,330	23,166	24,745	88,082	91,473
Noninterest Expense
Compensation and employee benefits	38,196	38,476	36,689	150,282	149,410
Occupancy	7,690	8,219	10,037	33,734	34,818
Merchant processing expense	1,018	1,161	1,058	4,330	4,204
Advertising and promotion	720	1,993	1,233	4,598	4,713
Data processing	4,138	4,275	4,399	16,488	17,421
Legal and professional fees	2,523	2,264	2,081	7,889	9,608
Taxes, licenses and fees	1,106	1,491	1,392	5,185	5,395
Regulatory premiums	792	776	1,180	3,777	4,806
Net cost (benefit) of operation of other real estate owned	612	(249)	(60)	551	(1,629)
Amortization of intangibles	1,420	1,460	1,652	5,946	6,882
Other	6,799	7,398	7,216	28,362	30,521
Total noninterest expense	65,014	67,264	66,877	261,142	266,149
Income before income taxes	43,035	39,608	37,338	149,781	141,620
Provision for income taxes	12,317	12,124	10,598	44,915	42,793
Net Income	$30,718	$27,484	$26,740	$104,866	$98,827
Earnings per common share
Basic	$0.53	$0.47	$0.46	$1.81	$1.71
Diluted	$0.53	$0.47	$0.46	$1.81	$1.71
Dividends paid per common share	$0.39	$0.39	$0.36	$1.53	$1.34
Weighted average number of common shares outstanding	57,220	57,215	57,057	57,184	57,019
Weighted average number of diluted common shares outstanding	57,229	57,225	57,070	57,193	57,032
__________
(1) Reclassified to conform to the current period’s presentation. Reclassifications consisted of disaggregating fee revenue previously presented in ‘Service charges and other fees’ and certain revenue previously presented in ‘Other’ into the presentation above. The Company made these reclassifications to provide additional information about its sources of noninterest income. There was no change to total noninterest income as previously reported as a result of these reclassifications.

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2016	2016	2015
				(in thousands)
ASSETS
Cash and due from banks				$193,038	$180,839	$166,929
Interest-earning deposits with banks				31,200	11,225	8,373
Total cash and cash equivalents				224,238	192,064	175,302
Securities available for sale at fair value (amortized cost of $2,299,037, $2,324,721 and $2,157,610, respectively)				2,278,577	2,360,084	2,157,694
Federal Home Loan Bank stock at cost				10,240	12,640	12,722
Loans held for sale				5,846	3,361	4,509
Loans, net of unearned income of ($33,718), ($36,236) and ($42,373), respectively				6,213,423	6,259,757	5,815,027
Less: allowance for loan and lease losses				70,043	70,264	68,172
Loans, net				6,143,380	6,189,493	5,746,855
FDIC loss-sharing asset				3,535	3,592	6,568
Interest receivable				30,074	31,606	27,877
Premises and equipment, net				150,342	152,908	164,239
Other real estate owned				5,998	8,994	13,738
Goodwill				382,762	382,762	382,762
Other intangible assets, net				17,631	19,051	23,577
Other assets				256,984	230,199	235,854
Total assets				$9,509,607	$9,586,754	$8,951,697
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing				$3,944,495	$3,942,434	$3,507,358
Interest-bearing				4,114,920	4,115,382	3,931,471
Total deposits				8,059,415	8,057,816	7,438,829
Federal Home Loan Bank advances				6,493	66,502	68,531
Securities sold under agreements to repurchase				80,822	69,189	99,699
Other liabilities				111,865	116,512	102,510
Total liabilities				8,258,595	8,310,019	7,709,569
Commitments and contingent liabilities
	December 31,	September 30,	December 31,
	2016	2016	2015
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000	2,000
Issued and outstanding	9	9	9	2,217	2,217	2,217
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	58,042	58,043	57,724	995,837	994,098	990,281
Retained earnings				271,957	263,915	255,925
Accumulated other comprehensive income (loss)				(18,999)	16,505	(6,295)
Total shareholders' equity				1,251,012	1,276,735	1,242,128
Total liabilities and shareholders' equity				$9,509,607	$9,586,754	$8,951,697

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,200,506	$75,838	4.89%	$5,762,048	$72,322	5.02%
Taxable securities	1,853,788	9,333	2.01%	1,686,594	8,516	2.02%
Tax exempt securities (2)	460,733	4,191	3.64%	450,109	4,417	3.93%
Interest-earning deposits with banks	97,471	135	0.55%	38,557	25	0.26%
Total interest-earning assets	8,612,498	$89,497	4.16%	7,937,308	$85,280	4.30%
Other earning assets	162,591			153,298
Noninterest-earning assets	793,125			815,137
Total assets	$9,568,214			$8,905,743
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$410,372	$114	0.11%	$460,858	$179	0.16%
Savings accounts	720,453	18	0.01%	653,738	17	0.01%
Interest-bearing demand	969,104	154	0.06%	920,021	161	0.07%
Money market accounts	2,051,766	496	0.10%	1,898,384	376	0.08%
Total interest-bearing deposits	4,151,695	782	0.08%	3,933,001	733	0.07%
Federal Home Loan Bank advances	10,128	77	3.04%	18,915	83	1.76%
Other borrowings	60,997	138	0.90%	79,298	134	0.68%
Total interest-bearing liabilities	4,222,820	$997	0.09%	4,031,214	$950	0.09%
Noninterest-bearing deposits	3,953,827			3,507,627
Other noninterest-bearing liabilities	117,179			107,785
Shareholders’ equity	1,274,388			1,259,117
Total liabilities & shareholders’ equity	$9,568,214			$8,905,743
Net interest income (tax equivalent)		$88,500			$84,330
Net interest margin (tax equivalent)			4.11%			4.25%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.7 million and $1.1 million for the three month periods ended December 31, 2016 and December 31, 2015, respectively. The incremental accretion on acquired loans was $4.3 million and $6.0 million for the three months ended December 31, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $964 thousand for the three months ended December 31, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million for both three months ended December 31, 2016 and 2015.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,200,506	$75,838	4.89%	$6,179,163	$76,195	4.93%
Taxable securities	1,853,788	9,333	2.01%	1,870,466	8,988	1.92%
Tax exempt securities (2)	460,733	4,191	3.64%	480,627	4,306	3.58%
Interest-earning deposits with banks	97,471	135	0.55%	14,620	15	0.41%
Total interest-earning assets	8,612,498	$89,497	4.16%	8,544,876	$89,504	4.19%
Other earning assets	162,591			155,663
Noninterest-earning assets	793,125			792,912
Total assets	$9,568,214			$9,493,451
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$410,372	$114	0.11%	$417,887	$124	0.12%
Savings accounts	720,453	18	0.01%	705,923	18	0.01%
Interest-bearing demand	969,104	154	0.06%	961,527	189	0.08%
Money market accounts	2,051,766	496	0.10%	2,033,450	492	0.10%
Total interest-bearing deposits	4,151,695	782	0.08%	4,118,787	823	0.08%
Federal Home Loan Bank advances	10,128	77	3.04%	96,931	229	0.95%
Other borrowings	60,997	138	0.90%	79,767	134	0.67%
Total interest-bearing liabilities	4,222,820	$997	0.09%	4,295,485	$1,186	0.11%
Noninterest-bearing deposits	3,953,827			3,799,745
Other noninterest-bearing liabilities	117,179			119,633
Shareholders’ equity	1,274,388			1,278,588
Total liabilities & shareholders’ equity	$9,568,214			$9,493,451
Net interest income (tax equivalent)		$88,500			$88,318
Net interest margin (tax equivalent)			4.11%			4.13%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.7 million and $1.4 million for the three month periods ended December 31, 2016 and September 30, 2016. The incremental accretion on acquired loans was $4.3 million and $4.6 million for the three months ended December 31, 2016 and September 30, 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $1.2 million for the three months ended December 31, 2016 and September 30, 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.5 million for the three month periods ended December 31, 2016 and September 30, 2016, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2016			2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,052,389	$296,283	4.90%	$5,609,261	$289,450	5.16%
Taxable securities	1,804,004	35,167	1.95%	1,577,711	30,774	1.95%
Tax exempt securities (2)	465,117	17,109	3.68%	454,148	18,219	4.01%
Interest-earning deposits with banks	41,799	216	0.52%	44,614	109	0.24%
Total interest-earning assets	8,363,309	$348,775	4.17%	7,685,734	$338,552	4.40%
Other earning assets	156,871			149,476
Noninterest-earning assets	791,441			820,033
Total assets	$9,311,621			$8,655,243
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$426,296	$522	0.12%	$483,193	$868	0.18%
Savings accounts	698,687	71	0.01%	637,464	70	0.01%
Interest-bearing demand	952,135	695	0.07%	982,491	612	0.06%
Money market accounts	1,993,283	1,846	0.09%	1,834,733	1,427	0.08%
Total interest-bearing deposits	4,070,401	3,134	0.08%	3,937,881	2,977	0.08%
Federal Home Loan Bank advances	79,673	671	0.84%	70,678	474	0.67%
Other borrowings	77,022	545	0.71%	88,924	553	0.62%
Total interest-bearing liabilities	4,227,096	$4,350	0.10%	4,097,483	$4,004	0.10%
Noninterest-bearing deposits	3,703,908			3,208,947
Other noninterest-bearing liabilities	110,816			101,861
Shareholders’ equity	1,269,801			1,246,952
Total liabilities & shareholders’ equity	$9,311,621			$8,655,243
Net interest income (tax equivalent)		$344,425			$334,548
Net interest margin (tax equivalent)			4.12%			4.35%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $5.3 million and $4.9 million for the twelve months ended December 31, 2016 and 2015, respectively. The incremental accretion on acquired loans was $18.0 million and $27.2 million for the twelve months ended December 31, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $4.8 million and $3.3 million for the twelve months ended December 31, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $6.0 million and $6.4 million for the twelve months ended December 31, 2016 and 2015, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be important measurements as they more closely reflect the ongoing operating performance of the Company. Despite the importance of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$88,500	$88,318	$84,330	$344,425	$334,548
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(1,199)	(1,816)	(2,200)	(5,972)	(9,096)
Incremental accretion income on other FDIC acquired loans (2)	—	—	(68)	—	(234)
Incremental accretion income on other acquired loans	(3,087)	(2,749)	(3,746)	(11,983)	(17,862)
Premium amortization on acquired securities	1,348	1,991	2,253	7,738	10,217
Interest reversals on nonaccrual loans	246	266	582	1,072	1,713
Operating net interest income (tax equivalent) (1)	$85,808	$86,010	$81,151	$335,280	$319,286
Average interest earning assets	$8,612,498	$8,544,876	$7,937,308	$8,363,309	$7,685,734
Net interest margin (tax equivalent) (1)	4.11%	4.13%	4.25%	4.12%	4.35%
Operating net interest margin (tax equivalent) (1)	3.99%	4.03%	4.09%	4.01%	4.15%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$65,014	$67,264	$66,877	$261,142	$266,149
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(291)	—	(1,872)	(2,727)	(10,917)
Net benefit (cost) of operation of OREO and OPPO	(612)	254	150	(544)	1,724
FDIC clawback liability expense	28	(29)	(812)	(280)	(979)
Loss on asset disposals	(7)	(31)	(52)	(205)	(433)
State of Washington Business and Occupation ("B&O") taxes	(995)	(1,382)	(1,294)	(4,752)	(4,962)
Operating noninterest expense (numerator B)	$63,137	$66,076	$62,997	$252,634	$250,582

Net interest income (tax equivalent) (1)	$88,500	$88,318	$84,330	$344,425	$334,548
Noninterest income	22,330	23,166	24,745	88,082	91,473
Bank owned life insurance tax equivalent adjustment	586	577	576	2,448	2,391
Total revenue (tax equivalent) (denominator A)	$111,416	$112,061	$109,651	$434,955	$428,412

Operating net interest income (tax equivalent) (1)	$85,808	$86,010	$81,151	$335,280	$319,286
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	(7)	(572)	(281)	(1,181)	(1,581)
Gain on asset disposals	(52)	(16)	(4)	(124)	(129)
Mortgage loan repurchase liability adjustment	(391)	—	(3,147)	(391)	(3,147)
Change in FDIC loss-sharing asset	388	104	1,031	2,585	4,010
Operating noninterest income (tax equivalent)	22,854	23,259	22,920	91,419	93,017
Total operating revenue (tax equivalent) (denominator B)	$108,662	$109,269	$104,071	$426,699	$412,303
Efficiency ratio (tax equivalent) (numerator A/denominator A)	58.35%	60.02%	60.99%	60.04%	62.12%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	58.10%	60.47%	60.53%	59.21%	60.78%
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(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.8 million, $2.7 million and $2.5 million for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively; and $10.8 million and $9.7 million for the twelve months ended December 31, 2016 and December 31, 2015, respectively.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant and will no longer be tracked for these non-GAAP financial measures.